UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On July 15, 2010, the Management Development and Compensation Committee of KB Home’s Board of Directors (the “Committee”) granted a long-term incentive award to Jeff J. Kaminski, KB Home’s principal financial officer, who joined KB Home on June 7, 2010. The award was made under the KB Home 2010 Equity Incentive Plan and consisted of options to purchase 45,017 shares of KB Home common stock and 6,661 shares of restricted KB Home common stock. The descriptions set forth below of the stock options and restricted stock granted to Mr. Kaminski are qualified by reference to the forms of the award agreements, which are attached as exhibits to this Current Report on Form 8-K.
Stock Options. Each stock option granted to Mr. Kaminski on July 15, 2010, once vested, entitles him to purchase a share of KB Home common stock at the stock option’s exercise price. The exercise price for each stock option is $11.26, which was the closing price of KB Home’s common stock on the New York Stock Exchange on the date of grant. Each stock option has a ten-year term from July 15, 2010 and vests in equal annual installments over a three-year period.
Restricted Stock. Each share of restricted stock granted to Mr. Kaminski on July 15, 2010 entitles him to one vote on all matters put before KB Home’s stockholders, and to receive all cash dividends that are paid in respect of each share of KB Home common stock from and including the grant date through and including the vesting date of July 15, 2013. Mr. Kaminski will forfeit these shares if his employment with KB Home is terminated before the vesting date.
In addition, the Committee has approved the acceleration of the vesting of Wendy C. Shiba’s previously granted equity-based awards upon the effective date of her termination as follows: stock appreciation rights (representing unvested rights with respect to 116,449 shares as of July 15, 2010), stock options (representing unvested rights with respect to 70,768 shares as of July 15, 2010), 10,930 unvested shares of restricted stock and 19,471 unvested phantom shares (in each case, as of July 15, 2010). The Committee also set the post-termination exercise periods of her stock appreciation rights and stock options at their full remaining terms.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
10.58	Form of Stock Option Award Agreement under the KB Home 2010 Equity Incentive Plan.

10.59	Form of Restricted Stock Award Agreement under the KB Home 2010 Equity Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 20, 2010

KB Home
By:	/s/ Thomas F. Norton
Thomas F. Norton
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.58	Form of Stock Option Award Agreement under the KB Home 2010 Equity Incentive Plan.

10.59	Form of Restricted Stock Award Agreement under the KB Home 2010 Equity Incentive Plan.

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